February 15, 1996



          American International Group, Inc.
          70 Pine Street
          New York, New York  10270

          AIG All Ages Funds, Inc.
          70 Pine Street
          New York, New York  10270

          AIG Capital Management Corp.
          70 Pine Street
          New York, New York  10270

               RE:  AIG Retiree Fund - 2003

          Ladies and Gentlemen:

               As special Delaware counsel, we have been requested by American International Group, Inc., a Delaware corporation (the "Parent"), and AIG Capital Management Corp., a Delaware corporation (the "Manager"), to render this opinion with respect to certain matters of Delaware law relating to that certain Guarantee Agreement (the "Guarantee"), by and between the Manager and AIG All Ages Funds, Inc., a Maryland corporation (the "Company") on behalf of AIG Retiree Fund - 2003, a series of the Company (the "Fund"), substantially in the form attached as
          Exhibit 9(g) to Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of the Company as filed with the Securities and Exchange Commission ("SEC") on November 3, 1995 (the "Form N-1A"), and that certain Support Agreement (the "Support Agreement") by and among the Parent and the Manager,


          12892.1\320992

          American International Group, Inc.              February 15, 1996
          AIG All Ages Funds, Inc.                               Page 2
          AIG Capital Management Corp.


          substantially in the form attached as Exhibit 9(h) to the Form N-
          1A.

               In rendering this opinion, we have examined and relied upon the following documents: (a) the Guarantee; (b) the Support Agreement; and (c) the Form N-1A. (All the foregoing documents shall be herein referred to as the "Reviewed Documents"). For purposes of rendering this opinion, we have not reviewed any other documents.

               With respect to the Reviewed Documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons and that the Reviewed Documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as stated herein. In rendering this opinion, we have relied as to factual matters solely upon the Reviewed Documents, the representations, statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. All terms used herein, other than those defined or the definition of which is otherwise referred to herein, are intended to have the meaning set forth in the Guarantee and Support Agreement.

               This opinion is based upon the application of the General Corporation Law of the State of Delaware, 8 Del.C. Ch. 1 (the "DGCL") and Delaware contract law to the matters set forth below which, in our experience, are the laws of Delaware normally applicable to such matters. We have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction.

               For the purposes of rendering the opinions hereinafter expressed, we have made the following additional assumptions:

                    (a) The Parent and the Manager are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware;

                    (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;



          12892.1\320992

          American International Group, Inc.              February 15, 1996
          AIG All Ages Funds, Inc.                               Page 3
          AIG Capital Management Corp.


                    (c) Each of the parties to the Guarantee has all requisite corporate power and authority to execute and deliver the Guarantee, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby, and has taken all requisite corporate action necessary to authorize its execution and delivery of the Guarantee and the performance of its obligations thereunder.


                    (d) Each of the parties to the Support Agreement has all requisite corporate power and authority to execute and deliver the Support Agreement, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby, and has taken all requisite corporate action necessary to authorize its execution and delivery of the Support Agreement and the performance of its obligations thereunder.

                    (e) Neither the Guarantee nor the Support Agreement conflicts with the terms of any other agreement to which the Parent, Manager or the Company is a party and, other than the Reviewed Documents, no document or agreement exists between any party to the Guarantee or Support Agreement and any other person or entity that would restrict or preclude the performance by the parties to the Guarantee or Support Agreement of the transactions contemplated by the Guarantee or Support Agreement;

                    (f) There is no action, suit or proceeding, at law or in equity, before or by any court, governmental authority or arbitrator, pending or threatened against the parties to the Guarantee or Support Agreement in any jurisdiction, wherein an unfavorable decision, ruling or finding would adversely affect the enforceability of the transactions contemplated by the Guarantee or the Support Agreement;

                    (g) The parties to the Guarantee or Support Agreement shall seek to enforce their respective rights thereunder only in good faith and only in circumstances and in a manner in which it is commercially reasonable to do so; and

                    (h) The Guarantee is necessary and convenient to the conduct, promotion or attainment of the business of the Manager.

               Our opinion is subject to the following qualifications:


          12892.1\320992

          American International Group, Inc.              February 15, 1996
          AIG All Ages Funds, Inc.                               Page 4
          AIG Capital Management Corp.


                    (i) We express no opinion as to the effect on the parties' respective rights under the Guarantee or Support Agreement of any statute, rule, regulation or other law or any court decision which becomes effective after the date of this opinion. This opinion is rendered, and speaks only, as of the date hereof, and we assume no obligation to advise you of any change, whether or not material, that may be brought to our attention at a later date with respect to the matters described herein.

                    (ii) We express no opinion as to the effect of rules of
               equity governing specific performance, injunctive relief or other equitable remedies or involving the exercise of judicial discretion in any proceedings at law or in equity.

                   (iii) We express no opinion on the rights of the parties
               to the Guarantee or Support Agreement under any applicable bankruptcy, receivership, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance or other laws affecting the rights and remedies of creditors generally from time to time in effect, the judicial imposition of an implied covenant of good faith and fair dealing, public policy or the discretion of any court as to the enforcement of remedies.

                    (iv) We  express   no  opinion  with  respect   to  any
               provision contained  in the Guarantee  or Support  Agreement which purports to limit the parties' ability to waive, modify, terminate or amend the Guarantee or Support Agreement except in writing.

               Based upon the foregoing, subject thereto and in reliance thereon, we are of the opinion that, under Delaware law:

                    1.   Upon  the  due  execution   and  delivery  of  the
               Guarantee by the parties thereto, the Guarantee will constitute a legal, valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms.

                    2. Upon the due execution and delivery of the Support Agreement by the parties thereto, the Support Agreement will constitute a legal, valid and binding agreement of the Parent and the Manager, enforceable against the Parent and the Manager in accordance with its terms.



          12892.1\320992

          American International Group, Inc.              February 15, 1996
          AIG All Ages Funds, Inc.                               Page 5
          AIG Capital Management Corp.


               This opinion is limited to the matters of Delaware law stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not purport to represent the Company, the Fund, shareholders of the Fund or other potential investors in the Fund or the Company. The opinions expressed herein may be relied upon only by the Fund, the Company, the Manager and Parent. Without our express prior written consent, the opinions expressed herein may not otherwise be used, circulated or quoted. Notwithstanding the foregoing, you may deliver a copy of this opinion to the Securities and Exchange Commission and include it in any filings with the Securities and Exchange Commission or rely on it in connection with any opinion you render with respect to the Fund. In giving the foregoing consents, we do not admit that we are within the class of persons required to consent under Section 7 of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder. We do not otherwise consent to the use of our name or opinion in any other document or for any other purpose except as may be required by law.

                                        Very truly yours,





          JHS/EOH/TAM
          12892.1\320992

                          AMERICAN INTERNATIONAL GROUP, INC.
                         70 Pine Street, New York, N.Y. 10270
                              Telephone: (212) 770-7000

          LINDSAY GLICKMAN HOLLISTER                Telephone: 212 770-6852
          Associate General Counsel                 Facsimile: 212 785 1584


                                             February 15, 1996




          AIG All Ages Funds, Inc.
          70 Pine Street
          New York, New York 10270

          American International Group, Inc.
          70 Pine Street
          New York, New York 10270

          AIG Capital Management Corp.
          70 Pine Street
          New York, New York 10270

          Dear Ladies and Gentlemen:

                    In connection with Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A (File No. 33-91174) of AIG All Ages Funds, Inc., a Maryland corporation (the "Company"), AIG Capital Management Corp., a Delaware corporation (the "Manager") and American International Group, Inc., a Delaware corporation ("AIG"), which is expected to be filed under the Securities Act of 1933, as amended, with respect to an indefinite number of shares of Capital Stock of the Company, par value $.001 per share, of the series designated as AIG Retiree Fund - 2003 (the "Fund"), I, Associate General Counsel of American International Group, Inc., have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

                    Upon the basis of such examination, I advise you that, in my opinion:

                    (a) The Manager and AIG are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) The Manager and AIG each have all requisite corporate power and authority to execute and deliver the Guarantee Agreement, dated February 15, 1996, between AIG Capital Management Corp. and AIG All Ages Funds, Inc. (the "Guarantee Agreement") and the Support Agreement, dated February 15, 1996, between American International Group, Inc. and AIG Capital Management Corp. (the "Support Agreement"), in the case of the Manager, and the Support Agreement, in the case of AIG, and to perform their respective obligations thereunder.

                    (c) Each of the Manager and AIG have taken all requisite corporate action necessary to authorize the execution and delivery by the Manager of the Guarantee Agreement and the Support Agreement, and by AIG of the Support Agreement, and the performance of their respective obligation thereunder.

                    The foregoing opinion is effective only as of the date set forth above and is limited to the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                    I have relied as to certain matters on information obtained from public officials, officers of the Manager and AIG and other sources believed by me to be responsible.

                    I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment referred to above. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,




                                             Lindsay Hollister
                                             Associate General Counsel




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